Exhibit 5

BARNES & THORNBURG LLP	11 South Meridian Street Indianapolis, IN 46204-3535 U.S.A. (317) 236-1313 Fax (317) 231-7433

www.btlaw.com

November 8, 2017

Vectren Corporation
One Vectren Square
Evansville, Indiana 47708

Dear Ladies and Gentlemen:

You have requested our opinion in connection with the Registration Statement on Form S-3 (the Registration Statement”) to be filed with the Securities and Exchange Commission by VECTREN CORPORATION, an Indiana corporation ( the “Company”), with respect to the registration of 750,000 shares of common stock, without par value (the “Shares”), to be issued and sold to eligible participants in the Vectren Corporation Automatic Dividend Reinvestment and Stock Purchase Plan (the “Plan”).

In connection with your request, we have examined such corporate records, documents, and proceedings of the Company, and have made such investigation of law as we have deemed necessary or appropriate in the circumstances to enable us to render this opinion. Based on that examination and investigation, it is our opinion that the Shares are duly authorized and, when issued as contemplated by the Plan, the Shares will be validly issued, fully paid, and non-assessable.

The foregoing opinion is limited to the application of the internal laws of the State of Indiana and applicable federal law, and no opinion is expressed herein as to any matter governed by the laws of any other jurisdiction.

We consent to the use of our name under the caption “Legal Matters” in the Prospectus included in the Registration Statement and to the filing of this opinion as Exhibit 5 to the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission.

This opinion is furnished by us in accordance with the requirement of Item 601(b)(5) of SEC Regulation S-K.

Very truly yours,

/s/ Barnes & Thornburg LLP

BARNES & THORNBURG LLP